EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT dated as of April 26, 2022 by and between Reliance Global Group, Inc., a Florida corporation (the "Company"), and Grant Barra ("Executive")

W I T N E S S E T H:

WHEREAS, the Company desires to employ Executive on the terms and subject to the conditions hereinafter set forth, and Executive desires so to be employed;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

1. Offices and Duties. The Company hereby employs Executive to serve as the Company's Senior Vice President and to perform such executive and supervisory duties on behalf of the Company as the Company's board of directors or Chief Executive Officer may from time to time direct. The Company's board of directors may elect or appoint Executive to serve in such offices of the Company or a subsidiary or other Affiliate of the Company as the Company's board of directors from time to time may deem necessary, proper or advisable. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder he shall faithfully, diligently and to the best of his ability, in furtherance of the business of the Company, perform the duties assigned to him or incidental to the offices assumed by him pursuant to this Section. Executive shall devote all of his business time and attention to the business and affairs of the Company. Executive shall at all times be subject to the direction and control of the Company's board of directors and Chief Executive Officer, and observe and comply with such rules, regulations, policies and practices as they may from time to time establish.

2. Term. Except as otherwise provided herein, the employment of Executive hereunder shall commence on the date hereof and continue for a term of three (3) years (the "Term").

3. Compensation. As full compensation for his services hereunder during the Term hereof, the Company shall:

(a) pay to Executive a base salary at a rate of $200,000.00 per annum; and

(b) issue and deliver to Executive 5,000 shares of its common stock within 60 days of each fiscal quarter end (prorated for any partial period).

In addition to such base salary and equity compensation, Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any stock, stock option or other equity participation plan and any profit-sharing, pension, retirement, hospitalization, insurance, medical service or other employee benefit plan generally available to the executive officers of the Company, and to receive any other benefits or perquisites generally available to the executive officers of the Company pursuant to any employment policy or practice that may be in effect from time to time during the period of his employment hereunder. Except as otherwise expressly provided herein, the Company shall be under no obligation hereunder to institute or to continue any such employee benefit plan or employment policy or practice.

However, during the period of Executive's employment hereunder, Executive shall not be entitled to additional compensation for serving in any office of the Company (or any subsidiary or other Affiliate thereof) to which he is elected or appointed, except that, throughout any period or periods during which he shall serve as a director of the Company (or a director of such subsidiary or other Affiliate), Executive shall be entitled to management or directors' fees in accordance with the policies and practices of the Company (or such subsidiary or other Affiliate) then in effect.

4. Expenses. The Company shall pay directly, or advance funds to Executive or reimburse Executive for, all expenses in any calendar month reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company, including mileage and other travel and accommodation expenses, upon approval by the Company and the submission to the Company of appropriate receipts or vouchers in accordance with its then customary policies and practices.

5. Location. Except for routine travel and temporary accommodation reasonably required to perform his services hereunder, Executive shall not be required to perform his services hereunder at any location other than the business office of Barra & Associates, LLC, which office shall be located at all times during the period of his employment hereunder at its location on the date hereof, or, if relocated, at a location within a distance of 50 miles from its location on the date hereof, at his residence address set forth in Section 16 below, or at such other office or site to which Executive may consent.

6. Vacation. Executive shall be entitled to three (3) weeks paid vacation during each year of his employment hereunder, such vacation to be taken at such time or times as shall be agreed upon by Executive and the Company.

7. Disability. In the event that Executive is unable to perform his duties hereunder by reason of any disability or incapacity for an aggregate of 90 days in any consecutive 12-month period, the Company shall have the right to terminate Executive's employment hereunder within 60 days after the 90th day of his disability or incapacity by giving Executive notice to such effect at least 30 days prior to the date of termination set forth in such notice, and on such date such employment shall terminate and the Company shall, from and after the date of such termination, have no further obligation or liability to Executive hereunder, except for amounts due Executive in respect of periods ending on or prior to the date of termination set forth in such notice.

8. Key-Man Insurance. The Company may, at its option, purchase a life and/or disability insurance policy on Executive for the benefit of the Company. In connection therewith, Executive shall, at such time or times and at such place or places as the Company may reasonably direct, submit himself to such physical examinations and execute and deliver such documents as the Company may deem necessary or appropriate.

9. Confidentiality.

(a) In the course of his employment hereunder, Executive shall acquire Confidential Information. Executive acknowledges that the Confidential Information is a valuable asset of the Company and its Affiliates, and that maintaining and protecting the confidentiality of the Confidential Information is essential to the operation of the Company and its Affiliates and their ability to compete effectively in their respective markets. Accordingly, Executive agrees with the Company and assumes the covenants and obligations as hereinafter set forth.

(b) Executive shall not, at any time hereafter, disclose Confidential Information to any Person or use or exploit Confidential Information for any purpose other than for the benefit of the Company or an Affiliate thereof in the regular course of his employment and within the scope of his authority and responsibility (a) without the prior written authorization or consent of the Company, (b) unless such Confidential Information is already known by the Person to whom disclosure is made prior to the time of disclosure by Executive, or (c) if, and to the extent, disclosure is required by applicable law, *subpoena* or other compulsory legal process, or an order of a court or governmental agency, commission or other authority, provided that, in such case, if permitted by law, such legal process or order, Executive shall promptly notify the Company of such required disclosure so that the Company may oppose such disclosure or seek a protective order or other confidential treatment of such Confidential Information.

(c) Executive shall exercise reasonable diligence and care to avoid disclosure of Confidential Information, except as permitted hereby, and to preserve and to protect the confidentiality thereof, including appropriate physical (e.g., locking file drawers and cabinets) and digital (e.g., passcode protected access) processes and procedures. Upon termination of his employment, Executive shall, as directed by the Company, return or delete and/or destroy (and certify such deletion and/or destruction to the Company) any Confidential Information in whatever form then in Executive's possession or control.

10. Intellectual Property. Any idea, invention, design, process, system, procedure, improvement, development or discovery conceived, developed, created or made by Executive, alone or with others, during the term of his employment hereunder and applicable to the business of the Company, whether or not patentable or registrable, shall become the sole and exclusive property of the Company. Executive shall disclose the same promptly and completely to the Company and shall, during the term of his employment hereunder or thereafter, (i) execute all documents requested by the Company for vesting in the Company the entire right, title and interest in and to the same, (ii) execute all documents requested by the Company for filing and procuring such applications for patents, trademarks, service marks or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance it may reasonably require, including the giving of testimony in any suit, action, investigation or other proceeding, in order to obtain, maintain and protect the Company's right, title and interest therein and thereto.

11. No Competition. During the period of his employment hereunder and for a further period of two (2) years thereafter, Executive shall not directly or indirectly (a) own, control, manage, operate, participate or invest in, or otherwise be connected with, in any manner, any business activity, venture or enterprise which is engaged in any business in the United States in which the Company (or any subsidiary or other Affiliate thereof) is currently engaged or is engaged at the time of termination of Executive's employment hereunder, or (b) for himself or on behalf of any other Person, employ or engage any Person who at the time shall have been within the preceding 12-month period an employee of the Company (or such subsidiary or other Affiliate) or contact any customer or employee of the Company (or such subsidiary or other Affiliate) for the purpose of soliciting or diverting any customer or employee from the Company (or such subsidiary or other Affiliate). The foregoing provisions notwithstanding, Executive may invest his funds in securities of an issuer if the securities of such issuer are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Executive's holdings therein represent less than 1% of the total number of shares or principal amount of the securities of such

issuer outstanding. Executive acknowledges that the provisions of this Section, and the period of time, geographic area and scope and type of restrictions on his activities set forth herein, are reasonable and necessary for the protection of the Company; that Executive's agreement to, and assumption of, his obligations under this Section are an essential inducement to and condition for the Company's entering into this Agreement; that, although potentially limiting his employment opportunities after his employment hereunder terminates, the restrictions in this Section will not, or are not expected to, prevent or materially interfere with Executive's securing future employment; and that, to the extent the provisions of this Section may limit or adversely affect the prospects for Executive's future employment, Executive has determined that the opportunities presented and benefits provided to him upon and in the course of his employment subject to this Agreement decisively outweigh any potential negative effect on his prospects for future employment by reason of the restrictions in this Section.

12. Termination for Cause. In addition to any other rights or remedies provided by law or elsewhere in this Agreement, the Company may dismiss Executive and terminate Executive's employment under this Agreement For Cause by giving Executive notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least ten (10) days prior to the date of termination set forth in such notice (unless the Company reasonably determines that there is a continuing detriment, or a substantial risk of detriment, to the Company from the acts or circumstances that are the basis for termination, in which case, termination of employment may be made effective immediately upon notice), and the Company shall, from and after such date, have no further obligation or liability to Executive hereunder, except for amounts due Executive in respect of periods ending on or prior to such date of termination; provided, however, that Executive may avoid termination pursuant to such notice if Executive shall, prior to the date of termination set forth in the notice, cure or resolve to the reasonable satisfaction of the Company's board of directors the factual basis for termination set forth in the notice.

13. Termination for Good Reason. In addition to any other rights or remedies provided by law or elsewhere in this Agreement, Executive may resign and terminate his employment under this Agreement For good Reason by giving the Company notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least 60 days prior to the date of termination set forth in such notice, and the Company shall, from and after such date, have no further obligation or liability to Executive hereunder, except for amounts due Executive in respect of periods ending on or prior to such date of termination; provided, however, that the Company may avoid termination pursuant to such notice if it shall, prior to the date of termination set forth in the notice, cure or resolve to the reasonable satisfaction of Executive the factual basis for termination set forth in the notice.

14. Severance. If the Company dismisses Executive other than For Cause or if Executive resigns For Good Reason, within 30 days after the date of termination of the employment of Executive hereunder, the Executive shall be entitled to receive a severance payment in an amount equal to his base salary over the period of six (6) calendar months ending prior to or on the date of termination. For the avoidance of doubt, Employee shall not be entitled to any severance payment upon termination of his employment hereunder at the end of the Term, if the Company dismisses Executive For Cause, if Executive resigns voluntarily (i.e., other than For Good Reason), pursuant to Section 7 or upon his death.

15. Limitation of Authority. Except as expressly provided herein, no provision hereof shall be deemed to authorize or to empower any party hereto to obligate or otherwise to act on behalf of, any other party hereto.

16. Notices. Any notice required or permitted to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telecopy, email or similar electronic means, provided that receipt is confirmed or a written copy thereof is sent on the same day by postage-paid first-class mail, to such party at the following address:

to the Company at:	Reliance Global Group, Inc. 300 Boulevard of the Americas, Suite 105 Lakewood, New Jersey 08701 Attn: Ezra Beyman, CEO email: eb@reliancegh.com
with a copy to:	McGrail & Bensinger LLP 888-C 8th Avenue, #107 New York, New York 10019 Attn: Menachem M. Bensinger, Esq. email: mbensinger@mcgrailbensinger.com
to Executive at:	1509 Algonquin Drive Schaumburg IL 60193 Email: gbarra@gmail.com
with a copy to:	Gary J. Fernandez, Esq. 480 East Roosevelt Road, Suite 203 West Chicago, Illinois 60185 Email: gjf310@yahoo.com

or such other address as any party hereto may at any time, or from time to time, direct by notice given to the other parties in accordance with this Section. The date of giving or making of any such notice shall be, in the case of clause (a) (i), the date of the receipt; in the case of clause (a) (ii), five (5) business days after such notice is sent; and, in the case of clause (b), the business day next following the date such notice is sent.

17. Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

18. Waiver. No course of dealing or omission or delay on the part of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver

or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

19. Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York (as to substantive and procedural matters) without regard to principles of choice of law or conflict of laws.

20. Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York in connection with any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in the County of New York, State of New York, or such District, and agrees that service of any summons, complaint, notice or other process relating to such proceeding may, if permitted by applicable law and local court rules, be effected in the manner provided by clause (a) (ii) of Section 16.

21. Remedies. Any claim, dispute or controversy arising out of or relating to this Agreement shall be settled by binding arbitration administered by the American Arbitration Association in New York, New York in accordance with the National Rules for the Resolution of Employment Disputes, and the arbitral award rendered by the arbitrators may be entered for judgment or execution in any court having jurisdiction thereof. The foregoing notwithstanding, in the event of any actual or prospective breach or default by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit any party from pursuing any remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.

22. Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

23. Counterparts. This Agreement may be executed in counterparts and by facsimile or digital signature, each of which shall be deemed an original and which together shall constitute one and the same agreement. Executed counterparts or signature pages may be delivered by telecopy or digitally in pdf or other reproducible digital format

24. Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void and without effect, except that this Agreement shall be assigned to, and assumed by, any Person with or into which the Company merges or consolidates, or which acquires all or substantially all of its assets, or which otherwise succeeds to and continues the Company's business substantially as an entirety.

25. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement

is not intended, and shall not be deemed, to create or to confer any right or interest for the benefit of any Person not a party hereto.

26. Titles and Captions. The titles and captions of the Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

27. Grammatical Conventions. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense. Unless the context clearly requires otherwise, the term "including" always connotes "including without limitation;" and "or" is never exclusive. The terms "herein," "hereto," "hereof," "hereby," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Section or other part hereof. In the computation of periods of time from a specified date to a later specified date, the term "from" means "from and including," the terms "to" and "until" each mean "to but excluding" and the term "through" means "to and including."

28. No Presumptions as to Interpretation. Each party hereto acknowledges that it has participated with the advice of counsel in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that any other party hereto drafted or controlled the drafting of this Agreement.

29. Certain Definitions. As used herein:

(a) "Affiliate" of any Person is another Person directly or indirectly controlling, controlled by, or under common control with, such Person (and, for this purpose, "control" of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such Person by virtue of the ownership of, or right to vote or direct the manner of voting of, securities of such Person, or pursuant to agreement or law or otherwise).

(b) "Confidential Information" means proprietary or confidential information, including without limitation trade secrets, technology, know-how, inventions, processes, designs and other data, relating to or concerning the business and affairs of the Company or any Affiliate thereof, including products and services, business strategy and planning, agents, customers, financing sources and other business partners, marketing and sales, personnel and finance and tax matters. For this purpose, information is not "proprietary or confidential" if it is in the public domain (that is, if such information is known by, or reasonably available to, or accessible by, the general public without any violation of law or the rights of the Company or an Affiliate thereof), other than through disclosure by a Person in violation of any non-disclosure obligation of such Person to, or for the benefit of, the Company or an Affiliate thereof.

(c) "For Cause" means (i) Executive's conviction of , or entry of a guilty plea or plea of nolo contendere to, or confession of a felony crime, (ii) fraud or defalcation against the Company (or a subsidiary or other Affiliate thereof), (iii) any violation of the Company's rules, regulations, policies or practices, including with respect to employee relations, use or consumption of alcoholic beverages or controlled substances, and use of public media, (iv) recurrent or persistent absence or delinquency, or (v) willful malfeasance or gross negligence in the performance of his duties hereunder.

(d) "For Good Reason" means (i) a material breach of this Agreement by the Company, (ii) a material adverse change to the conditions of employment, or (iii) a material change in the nature of its business.

(e) "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, government or governmental authority, agency or instrumentality, or any group of the foregoing acting in concert.

30. Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating thereto.

[remainder of page intentionally left blank, signatures appear on next page]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

THE COMPANY:

RELIANCE GLOBAL GROUP, INC.

By: ______________________________
Name: Ezra Beyman
Title: Chief Executive Officer

EXECUTIVE:

____
Grant Barra

[signature page to Reliance & Grant Barra employment agreement]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

THE COMPANY:

RELIANCE GLOBAL GROUP, INC.

By: ______________________________

Name: Ezra Beyman
Title: Chief Executive Officer

EXECUTIVE:

____

Grant Barra

[signature page to Reliance & Grant Barra employment agreement]